Exhibit 5.1

SIDLEY AUSTIN llp 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON LOS ANGELES FOUNDED 1866	NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.
     February 26, 2010
Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285

Re:	Eli Lilly and Company Registration Statement on Form S-3
Ladies and Gentlemen:
     We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Eli Lilly and Company, an Indiana corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited dollar amount (or its foreign currency equivalent) of: (i) shares of the Company’s common stock, without par value (the “Common Stock”); (ii) shares of the Company’s preferred stock, without par value (the “Preferred Stock”), which may be represented by depositary shares (the “Depositary Shares”); (iii) debt securities of the Company (the “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); (v) stock purchase contracts pursuant to which the holder will purchase from the Company a specified number of shares of Common Stock at a future date (the “Stock Purchase Contracts”); and (vi) stock purchase units, consisting of Stock Purchase Contracts and a security (of the Company or another issuer) securing the holder’s obligation to purchase the Common Stock under the Stock Purchase Contracts (the “Stock Purchase Units” and, together with the Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants and the Stock Purchase Contracts, the “Securities”).
     Unless otherwise specified in the applicable prospectus supplement: (i) the Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more articles of amendment (each an “Article of Amendment”); (ii) the Depositary Shares
Sidley Austin llp is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

Eli Lilly and Company
February 26, 2010

will be issued pursuant to one or more deposit agreements (each a “Deposit Agreement”) to be entered into between the Company and the preferred stock depositary party thereto; (iii) the Debt Securities will be issued in one or more series pursuant to the Indenture, dated as of February 1, 1991 (the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as successor trustee (the “Trustee”) to Citibank, N.A., the original trustee, incorporated as an exhibit to the Registration Statement by reference; (iv) the Warrants will be issued pursuant to one or more warrant agreements (each a “Warrant Agreement”) to be entered into between the Company and the warrant agent party thereto; (v) the Stock Purchase Contracts will be issued pursuant to one or more stock purchase contract agreements (each a “Stock Purchase Contract Agreement”) to be entered into between the Company and the stock purchase contract agent party thereto; and (vi) the Stock Purchase Units will be issued pursuant to one or more stock purchase unit agreements (each a “Stock Purchase Unit Agreement”) to be entered into between the Company and the stock purchase unit agent party thereto. Each Article of Amendment, Deposit Agreement, Warrant Agreement, Stock Purchase Contract Agreement and Stock Purchase Unit Agreement, as applicable, will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a document filed under the Securities Exchange Act of 1934, as amended, and incorporated as an exhibit to the Registration Statement by reference. We refer to any Deposit Agreement, the Indenture, any Warrant Agreement, any Stock Purchase Contract Agreement and any Stock Purchase Unit Agreement collectively as the “Opinion Documents.”
     This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith, the Amended Articles of Incorporation of the Company (the “Articles of Incorporation”) as currently in effect, the Amended By-Laws of the Company (the “By-Laws”) as currently in effect, and the resolutions of the Board of Directors of the Company dated February 16, 2010 relating to the Registration Statement (the “Resolutions”). We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate documents, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.
     Based on the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:

Eli Lilly and Company
February 26, 2010

     1. The shares of Common Stock covered by the Registration Statement will be legally issued, fully paid and non-assessable when: (i) the Company’s Board of Directors or a duly authorized committee thereof (the “Board”) shall have duly adopted resolutions in conformity with the Articles of Incorporation, the By-Laws and the Resolutions authorizing the issuance and sale of such shares of Common Stock; and (ii) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.
     2. Each series of Preferred Stock covered by the Registration Statement will be legally issued, fully paid and non-assessable when: (i) the Board shall have duly adopted resolutions in conformity with the Articles of Incorporation, the By-Laws and the Resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock; (ii) the Company shall have filed with the Secretary of State of the State of Indiana an Article of Amendment duly executed on behalf of the Company with respect to such series of Preferred Stock in conformity with the Articles of Incorporation and such resolutions; and (iii) certificates representing shares of such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.
     3. The Depositary Shares covered by the Registration Statement will be legally issued and entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement relating to the Depositary Shares when: (i) a Deposit Agreement relating to such Depositary Shares shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the preferred stock depositary named in the Deposit Agreement; (ii) the Board shall have duly adopted resolutions in conformity with the Articles of Incorporation, the By-Laws and the Resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of the series of Preferred Stock underlying the Depositary Shares and authorizing the issuance and sale of such series of Preferred Stock; (iii) the Company shall have filed with the Secretary of State of the State of Indiana an Article of Amendment duly executed on behalf of the Company with respect to the series of Preferred Stock underlying the Depositary Shares in conformity with the Articles of Incorporation and such resolutions; (iv) certificates representing shares of the series of Preferred Stock underlying such Depositary Shares shall have been duly executed, countersigned and registered and duly delivered against payment of the agreed consideration therefor; and (v) the depositary receipts evidencing Depositary Shares shall have been duly executed and delivered by the preferred stock depositary in the manner set forth in the Deposit Agreement.
     4. Each series of Debt Securities covered by the Registration Statement will constitute validly issued and legally binding obligations of the Company when: (i) the Board shall have duly adopted resolutions in conformity with the Articles of Incorporation, the By-

Eli Lilly and Company
February 26, 2010

Laws and the Resolutions authorizing any necessary supplement to the Indenture and the form, terms, issuance and sale of such series of Debt Securities as contemplated by the Registration Statement and the Indenture (including any necessary supplement to the Indenture); (ii) the final terms of the applicable Debt Securities shall have been duly established and approved by the Company; (iii) any necessary supplement to the Indenture shall have been duly executed and delivered by the Company and the Trustee; and (iv) such series of Debt Securities shall have been duly executed by the Company and authenticated by the Trustee as provided in the Indenture (including any necessary supplement to the Indenture) and such resolutions and such Indenture shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.
     5. Each issue of Warrants covered by the Registration Statement will constitute validly issued and legally binding obligations of the Company when: (i) a Warrant Agreement relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the warrant agent named in the Warrant Agreement; (ii) the Board shall have duly adopted resolutions in conformity with the Articles of Incorporation, the By-Laws and the Resolutions authorizing the execution and delivery of the Warrant Agreement and the issuance and sale of such issue of Warrants as contemplated by such Warrant Agreement; (iii) the final terms of any Warrants to be issued shall have been duly established and approved by the Company; (iv) if such Warrants are exercisable for Common Stock, the actions described in paragraph 1 above shall have been taken; (v) if such Warrants are exercisable for Preferred Stock, the actions described in paragraph 2 above shall have been taken; (vi) if such Warrants are exercisable for Debt Securities, the actions described in paragraph 4 above shall have been taken; and (vii) certificates representing such issue of Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and such resolutions and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.
     6. The Stock Purchase Contracts and/or the Stock Purchase Units covered by the Registration Statement will be validly issued and legally binding obligations of the Company when: (i) the applicable Stock Purchase Contract Agreement and/or Stock Purchase Unit Agreement shall have been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the Board shall have duly adopted resolutions in conformity with the Articles of Incorporation, the By-Laws and the Resolutions authorizing the execution, delivery, issuance and sale of such Stock Purchase Contracts and/or Stock Purchase Units; (iii) the final terms of the Stock Purchase Contracts and/or Stock Purchase Units to be issued pursuant to such Stock Purchase Contract Agreement and/or Stock Purchase Unit Agreement have been duly established and approved by the Company; (iv) if such Stock Purchase Contracts and/or Stock Purchase Units relate to the issuance and sale of Common Stock, the actions described in paragraph 1 above shall have been taken; (v) if such Stock Purchase Contracts and/or Stock

Eli Lilly and Company
February 26, 2010

Purchase Units relate to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above shall have been taken; (vi) if such Stock Purchase Contracts and/or Stock Purchase Units relate to the issuance and sale of Debt Securities, the actions described in paragraph 4 above shall have been taken; and (vii) certificates, if any, representing such Stock Purchase Contracts and/or Stock Purchase Units shall have been duly executed, countersigned and issued and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.
     The opinions in paragraphs 3, 4, 5 and 6 above are qualified to the extent that the enforcement of the Depositary Shares and the related Deposit Agreement, the Debt Securities and the Indenture, the Warrants and the related Warrant Agreement, the Stock Purchase Contracts and the related Stock Purchase Contract Agreement and the Stock Purchase Units and the related Stock Purchase Unit Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, and further to the extent the enforcement of any Securities denominated in a currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.
     For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each issue of Common Stock, each issue of Preferred Stock, each issue of Depositary Shares, each series of Debt Securities, each issue of Warrants and each issue of Stock Purchase Contracts and/or Stock Purchase Units, as the case may be: (i) any Securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (ii) the execution, delivery and performance by the Company of the applicable Opinion Documents and all actions necessary for the issuance of the Securities and the form and terms thereof will be duly authorized by all necessary action (corporate or otherwise) and will not (a) contravene the Articles of Incorporation or By-Laws, (b) violate any law, rule or regulation applicable to the Company or (c) result in any conflict with or breach of any agreement or document binding on the Company; (iii) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any of the applicable Opinion Documents or the issuance of the Securities, and if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect; (iv) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability

Eli Lilly and Company
February 26, 2010

thereof; (v) the Articles of Incorporation and the By-Laws, as currently in effect, will not have been modified or amended and will be in full force and effect; (vi) in the case of the issue of a series of Debt Securities, the Indenture will not have been modified or amended; and (vii) in the case of the issue of Depositary Shares, Warrants, Stock Purchase Contracts or Stock Purchase Units, the terms and conditions of each such Security, each underlying Security, if any, and any related Deposit Agreement, Warrant Agreement, Stock Purchase Contract Agreement and Stock Purchase Unit Agreement will be as expressly contemplated in the prospectus supplement relating thereto. For purposes of this opinion letter, we have further assumed that the Articles of Incorporation, the By-Laws, the Resolutions and each Opinion Document will be governed by and construed in accordance with the laws of the State of New York in connection with any issuance of Securities. With respect to any instrument or agreement executed or to be executed by any party other than the Company, we have also assumed, to the extent relevant to the opinions set forth herein, that (i) such party (if not a natural person) has been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of formation or organization, (ii) such party has full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is a party and each such instrument or agreement has been duly authorized (if applicable), executed and delivered by such party and (iii) such instrument or agreement is a valid, binding and enforceable agreement or obligation, as the case may be, of such party.
          This opinion letter is limited to the laws of the State of New York. We express no opinion, and make no statement, as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the State of Indiana, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York, or as to any matters arising thereunder or relating thereto. As to matters set forth in the foregoing opinions that are governed by or arise under the laws of the State of Indiana, we have, with your permission, relied exclusively, without independent investigation or verification, upon the letter of Baker & Daniels LLP of even date herewith delivered to you in connection with the Registration Statement, as to all matters governed by or arising under the laws of the State of Indiana, and all such matters are subject to the assumptions, limitations, qualifications and exceptions referred to in such letter.
          The opinions set forth herein are given as of the date hereof, and we undertake no obligation to update or supplement this letter if any applicable law changes after the date hereof or if we become aware of any fact or other circumstances that changes or may change any opinion set forth herein after the date hereof or for any other reason.
          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the

Eli Lilly and Company
February 26, 2010

category of persons whose consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC.
Very truly yours,
/s/ Sidley Austin llp